SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                    __________________________________________

                                     FORM 8-K

                                  CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                          Date of Report:  April 7, 2003


                              DATARAM CORPORATION
____________________________________________________________________________

             (Exact name of registrant as specified in charter)

         New Jersey                1-8266                     22-1831409
____________________________________________________________________________
 (State or other juris-      (Commission File No.)        (IRS Employer
diction of incorporation)                               Identification No.)


     Route 571, P.O. Box 7528, Princeton, NJ                08543-7528
____________________________________________________________________________
     (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (609) 799-0071

____________________________________________________________________________
 (Former name, former address if changed since last report)




Item 5. Other Events and Regulation FD Disclosure.

     On April 4, 2003 the Company terminated its $15,000,000 revolving credit line (the "line") with a commercial bank. In the current and prior fiscal year, the Company has repaid $10,000,000 of its bank debt and no amount of indebtedness was outstanding under the line at the time of termination. At current levels of business, the Company presently foresees no need for borrowing during the current and upcoming fiscal year (the current fiscal year ends on April 30, 2003). Moreover, had the Company sought to borrow under the credit line, wavier or modification of certain financial covenants would have been required as the Company was not in compliance with a covenant as of January 31, 2003, which was inaccurately reported in its most recently filed 10-Q and there was no assurance that such wavier or modification would have been obtained. Termination of the credit line now frees the Company from the obligation of paying credit line commitment fees during the upcoming fiscal year.

     The information provided in this report may include forward-looking statements relating to future events, such as the development of new products, the commencement of production, or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, delays in developing and commercializing new products and other factors described in the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which can be reviewed at http://www.sec.gov.


                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         DATARAM CORPORATION


                                    By:  MARK MADDOCKS
Date:  April 7, 2003                     ___________________________________
      ____________________               Mark Maddocks, Vice President,
                                         Finance and Chief Financial Officer